Exhibit 99.1

The Coca-Cola Company and Subsidiaries

Reclassified Operating Segment Data

Unaudited

	East, South Asia		North Asia, Eurasia
	and Pacific Rim	European Union	and Middle East
Unit Case Growth Rate- Average Daily Sales Basis (1)
1Q03	8	(3)	7
2Q03	10	6	2
3Q03	(4)	9	7
4Q03	(1)	3	11

1Q04	1	2	9
2Q04	(4)	(6)	16
3Q04	4	(8)	13
4Q04	2	Even	8

1Q05	(4)	(4)	12

Unit Case Growth Rate - Reported Basis (2)
FY03	3	4	6

1Q04	8	10	17
2Q04	(4)	(6)	16
3Q04	4	(8)	13
4Q04	(3)	(5)	2
FY04	1	(3)	12

1Q05	(6)	(6)	9

Gallon Sales Growth Rate (3)
1Q03	14	(1)	9
2Q03	14	(1)	(3)
3Q03	(3)	11	6
4Q03	2	1	15
FY03	7	2	5

1Q04	2	8	13
2Q04	(1)	(2)	18
3Q04	(1)	(13)	12
4Q04	(10)	(3)	4
FY04	(2)	(3)	12

1Q05	(9)	(10)	15

Reclassified Operating Segment data reflects changes in the Company’s Operating Segments which became effective

May 1, 2005.

For additional information about our sales volume, refer to page 46 of our 2004 Form 10-K filed on March 4, 2005.

(1)  Unit case volume growth based on average daily sales is computed by comparing the average daily sales in the quarter. Average daily sales for each quarter are the actual unit cases shipped during the quarter divided by the number of days in the quarter.

(2)  Reported unit case volume growth is computed by comparing the actual unit cases shipped in the corresponding period to the actual unit cases shipped in the prior-year corresponding period.  For the year 2003, the difference in the number of days in the periods for 2003 and 2002 were immaterial.  In the first quarter of 2004 these amounts are more than the amounts computed on an average daily sales basis because of more shipping days in the first quarter of 2004 as compared to the first quarter of the prior year.  The difference in days was partially offset in the fourth quarter of 2004.  In the first quarter 2005, these amounts are less than the amounts computed on an average daily sales basis because of fewer shipping days in the first quarter of 2005 as compared to the first quarter of 2004.  The difference in days will be partially offset in the fourth quarter of 2005.

(3)  Gallon sales and unit case volume are not necessarily equal during any given period.  Items such as seasonality, bottlers’ inventory practices, supply point changes, timing of price increases and new product introductions can create differences between gallon sales and unit case volume.

The Coca-Cola Company and Subsidiaries

Reclassified Operating Segment Data (1)

Unaudited

In Millions

	1Q03	2Q03	3Q03	4Q03	FY03	1Q04	2Q04	3Q04	4Q04	FY04	1Q05
Net Operating Revenues
North America (2)	$1,374	$1,656	$1,671	$1,456	$6,157	$1,544	$1,753	$1,617	$1,509	$6,423	$1,528
Africa	175	181	197	274	827	229	228	279	331	1,067	292
East, South Asia and Pacific Rim	318	464	281	268	1,331	311	432	283	250	1,276	293
European Union	1,214	1,658	1,696	1,518	6,086	1,560	1,799	1,682	1,529	6,570	1,512
Latin America	483	485	522	552	2,042	513	509	522	579	2,123	574
North Asia, Eurasia and Middle East	874	1,179	1,250	1,018	4,321	850	1,166	1,183	983	4,182	986
Corporate	12	26	27	28	93	21	27	30	23	101	21
Consolidated	$4,450	$5,649	$5,644	$5,114	$20,857	$5,028	$5,914	$5,596	$5,204	$21,742	$5,206

Operating Income (Loss)
North America	$274	$428	$377	$203	$1,282	$353	$496	$377	$380	$1,606	$313
Africa	67	51	65	66	249	82	73	83	102	340	88
East, South Asia and Pacific Rim	73	145	79	70	367	92	131	76	45	344	60
European Union	342	557	585	413	1,897	544	647	146	475	1,812	495
Latin America	242	233	250	245	970	262	253	266	288	1,069	280
North Asia, Eurasia and Middle East	303	417	364	403	1,487	366	496	421	346	1,629	398
Corporate	(225)	(229)	(269)	(308)	(1,031)	(248)	(293)	(272)	(289)	(1,102)	(275)
Consolidated	$1,076	$1,602	$1,451	$1,092	$5,221	$1,451	$1,803	$1,097	$1,347	$5,698	$1,359

Income (Loss) Before Income Taxes
North America	$291	$437	$386	$212	$1,326	$354	$501	$379	$395	$1,629	$315
Africa	64	48	67	70	249	82	71	79	105	337	92
East, South Asia and Pacific Rim	85	164	84	90	423	112	154	86	77	429	100
European Union	330	544	573	400	1,847	528	632	128	459	1,747	483
Latin America	269	258	168	280	975	293	319	310	348	1,270	316
North Asia, Eurasia and Middle East	296	422	372	393	1,483	373	496	428	344	1,641	399
Corporate	(212)	(123)	(152)	(321)	(808)	(230)	(120)	(175)	(306)	(831)	(257)
Consolidated	$1,123	$1,750	$1,498	$1,124	$5,495	$1,512	$2,053	$1,235	$1,422	$6,222	$1,448

Reclassified Operating Segment data reflects changes in the Company’s Operating Segments which became effective May 1, 2005.

(1)	Refer to the Items Impacting Comparability schedule which follows for additional information.
(2)	Certain services and expenses related to our customers have been reclassified from Operating Expenses to Deductions from Revenues.

The Coca-Cola Company and Subsidiaries

Reclassified Operating Segment Data (1)

Unaudited

In Millions

As originally filed	1Q03	2Q03	3Q03	4Q03	FY03	1Q04	2Q04	3Q04	4Q04	FY04	1Q05
Net Operating Revenues
East, South Asia and Pacific Rim	318	464	281	268	1,331	311	432	283	250	1,276	298
European Union	1,214	1,658	1,696	1,516	6,084	1,560	1,799	1,682	1,529	6,570	1,530
North Asia, Eurasia and Middle East	874	1,179	1,250	1,020	4,323	850	1,166	1,183	983	4,182	963

Operating Income (Loss)
East, South Asia and Pacific Rim	74	145	85	102	406	96	131	76	45	348	61
European Union	342	562	591	413	1,908	547	649	148	478	1,822	506
North Asia, Eurasia and Middle East	302	412	352	371	1,437	359	494	419	343	1,615	386

Income (Loss) Before Income Taxes
East, South Asia and Pacific Rim	86	164	90	122	462	116	154	86	77	433	101
European Union	330	549	579	400	1,858	531	634	130	462	1,757	494
North Asia, Eurasia and Middle East	295	417	360	361	1,433	366	494	426	341	1,627	387

Adjustments	1Q03	2Q03	3Q03	4Q03	FY03	1Q04	2Q04	3Q04	4Q04	FY04	1Q05
Net Operating Revenues
East, South Asia and Pacific Rim	—	—	—	—	—	—	—	—	—	—	(5)
European Union	—	—	—	2	2	—	—	—	—	—	(18)
North Asia, Eurasia and Middle East	—	—	—	(2)	(2)	—	—	—	—	—	23

Operating Income (Loss)
East, South Asia and Pacific Rim	(1)	—	(6)	(32)	(39)	(4)	—	—	—	(4)	(1)
European Union	—	(5)	(6)	—	(11)	(3)	(2)	(2)	(3)	(10)	(11)
North Asia, Eurasia and Middle East	1	5	12	32	50	7	2	2	3	14	12

Income (Loss) Before Income Taxes
East, South Asia and Pacific Rim	(1)	—	(6)	(32)	(39)	(4)	—	—	—	(4)	(1)
European Union	—	(5)	(6)	—	(11)	(3)	(2)	(2)	(3)	(10)	(11)
North Asia, Eurasia and Middle East	1	5	12	32	50	7	2	2	3	14	12

Revised Operating Segments	1Q03	2Q03	3Q03	4Q03	FY03	1Q04	2Q04	3Q04	4Q04	FY04	1Q05
Net Operating Revenues
East, South Asia and Pacific Rim	318	464	281	268	1,331	311	432	283	250	1,276	293
European Union	1,214	1,658	1,696	1,518	6,086	1,560	1,799	1,682	1,529	6,570	1,512
North Asia, Eurasia and Middle East	874	1,179	1,250	1,018	4,321	850	1,166	1,183	983	4,182	986

Operating Income (Loss)
East, South Asia and Pacific Rim	73	145	79	70	367	92	131	76	45	344	60
European Union	342	557	585	413	1,897	544	647	146	475	1,812	495
North Asia, Eurasia and Middle East	303	417	364	403	1,487	366	496	421	346	1,629	398

Income (Loss) Before Income Taxes
East, South Asia and Pacific Rim	85	164	84	90	423	112	154	86	77	429	100
European Union	330	544	573	400	1,847	528	632	128	459	1,747	483
North Asia, Eurasia and Middle East	296	422	372	393	1,483	373	496	428	344	1,641	399

The Coca-Cola Company and Subsidiaries

Items Impacting Comparability

Reclassified Operating Segment Data

Unaudited

2003

Operating income (loss) and income (loss) before income taxes were reduced as a result of streamlining charges, as follows:

(In Millions)	1Q03	2Q03	3Q03	4Q03	FY03
North America	$81	$53	$13	$126	$273
Africa			1	11	12
East, South Asia and Pacific Rim				11	11
European Union	54	14	21	68	157
Latin America		3	1	4	8
North Asia, Eurasia and Middle East	1		2	30	33
Corporate	23		5	39	67
	$159	$70	$43	$289	$561

Operating income (loss) and income (loss) before income taxes in the first quarter were increased by approximately $52 million for Corporate as a result of the Company’s receipt of a settlement related to a vitamin antitrust litigation matter.

Income (loss) before income taxes was reduced for Latin America by $107 million in the third quarter and $7 million in the fourth quarter primarily for charges related to one of our equity method investees.

Income (loss) before income taxes in the third quarter was increased for Corporate by approximately $8 million of noncash pretax gains on issuances of stock by equity investees, primarily Coca-Cola Enterprises Inc. (CCE).

2004

Operating income (loss) and income (loss) before income taxes in the second quarter were reduced by approximately $18 million for North America, $6 million for Latin America, $6 million for North Asia, Eurasia and Middle East and $58 million for Corporate as a result of other operating charges recorded for asset impairments.

Income (loss) before income taxes in the second quarter was increased for Latin America by approximately $37 million as a result of a favorable tax settlement related to Coca-Cola FEMSA, one of our equity method investees.

Income (loss) before income taxes in the second quarter was increased for Corporate by approximately $49 million of noncash pretax gains on issuances of stock by CCE.  Income (loss) before income taxes in the fourth quarter was reduced for Corporate by approximately $25 million of noncash pretax losses to adjust the amount of the gain recognized in the second quarter on issuances of stock by CCE.

Operating income (loss) and income (loss) before income taxes in the third quarter were reduced by approximately $371 million for European Union, $15 million for North Asia, Eurasia and Middle East and $6 million for Corporate as a result of other operating charges recorded for asset impairments.

Operating income (loss) and income (loss) before income taxes in the fourth quarter were impacted for Corporate as a result of the Company’s receipt of a $75 million insurance settlement related to the class-action lawsuit settled in 2000.  The Company subsequently donated $75 million to the Coca-Cola Foundation.

2005

Operating income (loss) and income (loss) before income taxes in the first quarter were reduced by $12 million for North America, $3 million for Africa, $3 million for East, South Asia and Pacific Rim, $3 million for European Union, $4 million for Latin America, $3 million for North Asia, Eurasia and Middle East and $22 million for Corporate as a result of accelerated amortization of stock-based compensation expense due to a change in our estimated service period for retirement eligible participants.

Income (loss) before income taxes in the first quarter was increased for East, South Asia and Pacific Rim by approximately $23 million due to issuances of stock by Coca-Cola Amatil.